Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Doug Guarino, Director of Corporate Relations 781 647-3900
Duane James, VP Finance 781 314-4030

Inverness Medical Innovations Announces Appointment of New Auditor

WALTHAM, MA,  April 21, 2003  — Inverness Medical Innovations, Inc. (AMEX: IMA), a leading provider of women’s health and nutritional products and developer of advanced medical device technologies, announced today that it had appointed BDO Seidman, LLP as its new independent auditor, effective immediately, following the resignation of its prior auditor, Ernst & Young.

Ron Zwanziger, CEO of Inverness Medical said, “We are pleased to have selected BDO Seidman, which ranks among the five largest auditing firms nationally and internationally, to replace Ernst & Young.  Our Audit Committee interviewed in person three of the five largest national and international audit firms. The Committee focused on both the organization’s ability to serve us in our major operating centers and on the compatibility of the lead designated partner and support from each audit firm candidate for our account. The Audit Committee chose BDO Seidman for these reasons and we are very pleased with the capabilities, knowledge, motivation and time and attention we expect to receive from BDO on our account.

It is important to note that when Ernst & Young resigned they confirmed that in performing their 2002 audit and giving us a clean opinion, they had taken into account their concerns as they saw them with respect to our internal controls and furthermore that we had no disagreement with them on any accounting issue.  We think the change will improve our working relationship between the independent auditors and the Company and thus, the overall usefulness of the audit to the shareholders.  BDO has indicated that their Q1 review, which they are commencing this week, will be more thorough than a regular quarterly review, since they need to get acquainted with our systems. They have also indicated, however, that they believe the review will be conducted in a timely manner and that we should be able to file our 10-Q on or before the May 15, 2003 due date.

After careful review, we believe that nothing raised by our former auditors in the course of their resignation will have a negative impact on the earnings guidance that we have previously provided.

We look forward to working with our new auditors.”

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations manufactures and sells products for the women’s health market, and is engaged in the business of developing, manufacturing, and marketing advanced medical device technologies. The Company is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of consumer oriented applications including immuno-diagnostics with a focus on women’s health and cardiology.  The Company’s women’s health and nutritional products are distributed to consumers through established retail distribution networks such as Wal-Mart, Walgreens and CVS.  Inverness is headquartered in Waltham, Massachusetts.

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This press release contains forward-looking statements within the meaning of the federal securities laws.  Actual results may differ materially due to numerous factors, including without limitation, the operational integration associated with acquisitions and any past or future acquisition transactions and other risks generally associated with such transactions, the effect of domestic and foreign healthcare regulatory efforts, the effect and cost of litigation related to our intellectual property and our products technological advancements and patents attained by competitors, demand for and the potential market acceptance of Inverness’ current or future products, the intensely competitive environment in Inverness’ markets which could reduce market share or limit the ability to increase market share, the efficacy and safety of products, the content and timing of submissions to and decisions by regulatory authorities both in the United States and abroad, the ability to manufacture sufficient quantities of product for development and commercialization activities, the ability to successfully develop and commercialize products, the effect of any operational and financial covenants or conversion or similar features contained within the terms of Inverness’  borrowings, and the risks and uncertainties described in Inverness Medical Innovations’ periodic reports filed with the Securities and Exchange Commission under the federal securities laws including its Annual Report on Form 10-K for the year-ended December 31, 2002.  Inverness undertakes no obligation to update any forward-looking statements.